UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2020

MANPOWERGROUP INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

The information in this Item 2.02, including exhibit 99.1 attached herto, is furnished solely pursuant to Item 2.02 of Form 8-K. Consequently, such information is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. Further, the information in this Item 2.02, including exhibit 99.1, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933.

On April 21, 2020, we issued a press release announcing our results of operations for the three months ended March 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Events

Supplemental Risk Factor

In light of recent developments relating to the COVID-19 pandemic, the Company is supplementing the risk factors previously disclosed in Part I., Item 1A. of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 21, 2020, to include the following risk factor:

Our business, results of operations and financial condition have been and may continue to be adversely impacted by the coronavirus pandemic, and future adverse impacts could be material and difficult to predict.

The global spread of the coronavirus (“COVID-19”), which was declared a global pandemic by the World Health Organization in March 2020, has created significant volatility, uncertainty and global macroeconomic disruption.  Our business, operations and financial results have been, and may continue to be, adversely impacted by the COVID-19 pandemic and by related government actions (including declared states of emergency and quarantine, “shelter in place” or similar orders), non-governmental agency recommendations and public perceptions, all of which have led to disruption in global economic and labor market conditions.  These effects have had a significant impact on our business, including reduced demand for our services, early terminations of client contracts and client hiring freezes, and a shift of a majority of our workforce to remote operations, all of which have contributed to a decline in revenues and other adverse impacts on our financial results.    Other potential impacts of the spread of COVID-19 include continued or expanded closures of our clients’ facilities, the possibility  our clients will not be able to pay for our services and solutions, or that they will attempt to defer payments owed to us, either of which could impact our liquidity, the possibility that the uncertain nature of the pandemic may not yield the increase in outplacement-related programs that we have historically observed during periods of economic downturn, and the possibility that various government-sponsored programs to provide economic relief will be inadequate.  Further, we may continue to experience adverse financial impacts if we cannot offset revenue declines with cost savings through expense-related initiatives, human capital management initiatives or otherwise.  As a result of these observed and potential developments, we expect our business, operations and financial results to continue to be negatively affected.  In particular, a number of our most important European markets, including France and Italy, have been especially impacted to date by COVID-19, and there is a risk that continued deterioration, or a slow eventual recovery, in those and other key markets, including the United States, will have an adverse effect on the labor markets of those jurisdictions and the related demand for our services.

We are continuing to monitor and assess the effects of the COVID-19 pandemic but expect that our business, operations and financial results will continue to be adversely affected.  There are numerous uncertainties relating to the ultimate geographic spread of the virus, the severity of the disease, the duration of the pandemic, the extent and duration of travel restrictions and business closures imposed by the governments of impacted countries, and the effects these and other factors have on underlying economic and labor market conditions. As a result, we cannot accurately predict the ultimate effects, which could be material, of the COVID-19 pandemic on our business, operations and financial results.

Item 9.01.	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 21, 2020
99.2	Presentation materials for April 21, 2020 Conference Call
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated:	April 21, 2020	By:	/s/ John T. McGinnis
		Name:	John T. McGinnis
		Title:	Executive Vice President and Chief Financial Officer